Exhibit 99.1

For Additional Information:

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR FIRST QUARTER 2026

Completes Additional Accretive Common and Preferred Stock Repurchases

ALISO VIEJO, CA – May 5, 2026 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the first quarter ended March 31, 2026.

First Quarter 2026 Operational Results (as compared to First Quarter 2025):

●	Net Income: Net income attributable to common stockholders was $16.0 million, or $0.08 per diluted share, as compared to $1.3 million, or $0.01 per diluted share.
●	RevPAR: RevPAR for all hotels in the portfolio increased 14.6% to $255.04. The average daily rate was $344.19 and occupancy was 74.1%. RevPAR excluding Andaz Miami Beach increased 5.7%.
●	Total RevPAR: Total RevPAR for all hotels in the portfolio increased 13.4% to $411.28. Total RevPAR excluding Andaz Miami Beach increased 5.3%.
●	Adjusted EBITDAre: Adjusted EBITDAre increased 18.3% to $67.7 million.
●	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share increased 28.6% to $0.27.

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

Bryan A. Giglia, Chief Executive Officer, stated, “We are pleased with our performance in the first quarter which came in ahead of our expectations despite weather-related headwinds at several hotels throughout the quarter. While the strength was broad based, we were particularly encouraged by our resort portfolio, including solid first quarter performance at Andaz Miami Beach. Our first quarter results demonstrate the embedded growth potential of our portfolio as we benefit from our prior investments and some of our larger markets continue to normalize. We are revising our full year outlook higher to reflect the outperformance in the first quarter, and while trends in the initial months of 2026 give us reasons to be optimistic about the remainder of the year, we retain a level of caution given the uncertain backdrop.”

Mr. Giglia continued, “We remain committed to addressing the valuation discount at which we trade and realizing the embedded value of our portfolio for our shareholders. While the transaction market has been quiet in recent years, we are beginning to see incremental activity, which may provide a more constructive backdrop in which to execute our capital recycling strategy. In the interim, we continue to deliver value through accretive buyback activity and have repurchased $49.2 million of common and preferred stock since the start of the year at attractive implied yields.”

Unaudited Selected Statistical and Financial Data ($ in millions, except RevPAR, ADR and per share amounts).

	Quarter Ended March 31,
	2026	2025	Change

Net Income	$18.6	$5.3	253.1%
Net Income Attributable to Common Stockholders	$16.0	$1.3	1,105.1%
Net Income Attributable to Common Stockholders per Diluted Share	$0.08	$0.01	743.2%

Total Portfolio Operating Statistics (1)
RevPAR	$255.04	$222.46	14.6%
Occupancy	74.1%	69.9%	420	bps
Average Daily Rate	$344.19	$318.26	8.1%
Total RevPAR	$411.28	$362.54	13.4%

Operating Statistics, excluding Andaz Miami Beach (2)
RevPAR	$245.21	$232.01	5.7%
Occupancy	73.6%	72.9%	70	bps
Average Daily Rate	$333.16	$318.26	4.7%
Total RevPAR	$397.94	$377.78	5.3%

Hotel Adjusted EBITDAre Margin, excluding Andaz Miami Beach (2)	27.1%	25.7%	140	bps

Adjusted EBITDAre	$67.7	$57.3	18.3%
Adjusted FFO Attributable to Common Stockholders	$50.1	$41.5	20.8%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.27	$0.21	28.6%

(1)	Includes the 14 hotels owned by the Company as of March 31, 2026.
(2)	Includes the 14 hotels owned by the Company as of March 31, 2026 with the exception of Andaz Miami Beach due to its renovation activity during 2025.

Recent Developments

Stock Repurchase Program. During the first quarter of 2026, the Company repurchased an aggregate amount of $36.4 million, before expenses, of its common and preferred stock. From the start of this year through May 1, 2026, the Company has allocated a total of $49.2 million, before expenses, into repurchases of its common and preferred stock. The Company believes this repurchase activity has been completed at a discount and generated significant value for its stockholders. As of May 1, 2026, the Company has $458.3 million remaining under its existing stock repurchase program authorization.

●	Common stock: During the first quarter of 2026, the Company repurchased 3,184,768 shares at an average purchase price per share of $9.13 for a total repurchase amount before expenses of $29.1 million. From the start of this year through May 1, 2026, the Company has repurchased 3,860,813 shares at an average purchase price per share of $9.11 for a total repurchase amount before expenses of $35.2 million. The average purchase price per share represents a substantial discount to consensus estimates of net asset value and implies a highly attractive valuation multiple on the Company’s stabilized cash flow.
●	Series H Cumulative Redeemable Preferred Stock: During the first quarter of 2026, the Company repurchased 242,762 shares at an average purchase price per share of $20.77 for a total repurchase amount before expenses of $5.0 million. From the start of this year through May 1, 2026, the Company has repurchased 345,493 shares at an average purchase price per share of $20.76 for a total repurchase amount before expenses of $7.2 million. The average repurchase price per share reflects a 17.0% discount to the preferred stock liquidation value.
●	Series I Cumulative Redeemable Preferred Stock: During the first quarter of 2026, the Company repurchased 122,333 shares at an average purchase price per share of $18.58 for a total repurchase amount before expenses of $2.3 million. From the start of this year through May 1, 2026, the Company has repurchased 363,082 shares at an average purchase price per share of $18.96 for a total repurchase amount before expenses of $6.9 million. The average repurchase price per share reflects a 24.1% discount to the preferred stock liquidation value.

Balance Sheet and Liquidity Update

As of March 31, 2026, the Company had $166.7 million of cash and cash equivalents, including restricted cash of $75.5 million, total assets of $3.0 billion, including $2.8 billion of net investments in hotel properties, total debt of $955.0 million and stockholders’ equity of $1.9 billion.

Capital Investments Update

The Company invested $31.0 million into its portfolio during the first quarter of 2026. The Company currently expects to invest approximately $95 million to $115 million into its portfolio in 2026, with a majority of the investment related to the completion of the meeting space at Hilton San Diego Bayfront, renovation work at Oceans Edge Resort & Marina, storm-related restoration work at Wailea Beach Resort, and various other projects across the remaining hotels in the portfolio.

2026 Outlook

The Company is updating its 2026 outlook based on Management’s expectations and information available as of the date of this release. Geopolitical developments, changes in economic policies, changes in the health of the economy, or changes in business and consumer sentiment, among other factors, could lead to further revisions to the Company’s outlook or cause the Company to withdraw its outlook altogether.

For the full year 2026, the Company now expects:

Metric ($ in millions, except per share data)	Prior Full Year 2026 Guidance (1)	Current Full Year 2026 Guidance (2)	Change in Full Year 2026 Guidance Midpoint
Net Income	$21 to $46	$34 to $48	+$7.5
Net Income Attributable to Common Stockholders per Diluted Share	$0.02 to $0.16	$0.11 to $0.18	+$0.06
RevPAR Growth (3)	4.0% to 7.0%	5.0% to 7.5%	+75 bps
Total RevPAR Growth (3)	3.5% to 6.5%	5.0% to 7.5%	+125 bps
Adjusted EBITDAre	$225 to $250	$238 to $252	+$7.5
Adjusted FFO Attributable to Common Stockholders	$153 to $178	$166 to $180	+$7.5
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.81 to $0.94	$0.88 to $0.96	+$0.05
Diluted Weighted Average Shares Outstanding	190,000,000	188,000,000	-2,000,000

(1)	Reflects guidance presented on February 27, 2026.
(2)	Detailed reconciliations of Net Income to non-GAAP financial measures are provided later in this release.
(3)	RevPAR and Total RevPAR Growth reflect comparisons to full year 2025 and include all 14 hotels owned by the Company. Andaz Miami Beach is expected to contribute approximately 400 basis points of RevPAR and Total RevPAR growth.

Full year 2026 guidance is based in part on the following full year assumptions:

●	Full year interest and other income of approximately $3 million to $4 million.
●	Full year corporate overhead expense (excluding deferred stock amortization) of approximately $20 million to $21 million.
●	Full year interest expense of approximately $51 million to $54 million, including approximately $4 million in amortization of deferred financing costs and $2 million of noncash reduction to interest expense on derivatives. Excluding the noncash interest on derivatives, this range is unchanged from the Company’s prior estimate.
●	Full year preferred stock dividends of approximately $16 million to $17 million, which includes the Series G, H, and I cumulative redeemable preferred stock.

Dividend Update

On May 4, 2026, the Company’s Board of Directors authorized a cash dividend of $0.09 per share of its common stock. The Company’s Board of Directors also authorized cash dividends of $0.812500 per share payable to its Series G cumulative redeemable preferred stockholder, $0.382813 per share payable to its Series H cumulative redeemable preferred stockholders, and $0.356250 per share payable to its Series I cumulative redeemable preferred stockholders. The common and preferred dividends will be paid on July 15, 2026 to stockholders of record as of June 30, 2026.

The Company currently expects to continue to pay a quarterly cash common dividend throughout 2026. The level of any future quarterly dividends will be determined by the Company’s Board of Directors after considering long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss first quarter results on May 5, 2026, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time). A live webcast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, interested parties may dial 1-800-715-9871 and reference conference ID 1026321 to listen to the live call. A transcript of the webcast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release owns 14 hotels comprised of approximately 7,000 rooms, the majority of which are operated under nationally recognized brands. Sunstone's strategy is to create long-term stakeholder value through the acquisition, active ownership, and disposition of well-located hotel and resort real estate. For further information, please visit Sunstone’s website at www.sunstonehotels.com. The Company’s website is provided as a reference only and any information on the website is not incorporated by reference in this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks, uncertainties, and other factors include, but are not limited to, those described in the sections entitled “Special Note Regarding Forward-Looking Statements,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s 2025 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 27, 2026, and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre; Adjusted EBITDAre (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margins. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as us. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“Nareit”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. Nareit defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to Nareit’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre or Adjusted FFO attributable to common stockholders:

●	Amortization of deferred stock compensation: we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels.

●	Amortization of contract intangibles: we exclude the noncash amortization of any favorable or unfavorable contract intangibles recorded in conjunction with our hotel acquisitions. We exclude the noncash amortization of contract intangibles because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

●	Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

●	Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

●	Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; the write-off of development costs associated with abandoned projects; property-level restructuring, severance, and management transition costs; pre-opening costs associated with extensive renovation projects; debt resolution costs; lease terminations; property insurance restoration proceeds or uninsured losses; and other nonrecurring identified adjustments.

In addition, to derive Adjusted EBITDAre, we exclude the amortization of our right-of-use assets and related lease obligations as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. We also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash interest on our derivatives as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the real estate amortization of our right-of-use assets and related lease obligations (with the exception of our corporate operating lease) as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. We also exclude gains or losses on the redemptions or repurchases of preferred stock, changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Reconciliations of net income to EBITDAre, Adjusted EBITDAre, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins are set forth in the following pages of this release.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	December 31,
	2026	2025
	(unaudited)
ASSETS
Investment in hotel properties, net	$2,753,361	$2,771,180
Operating lease right-of-use assets, net	4,098	4,418
Cash and cash equivalents	91,134	109,189
Restricted cash	75,549	76,531
Accounts receivable, net	45,364	33,662
Prepaid expenses and other assets, net	40,637	34,025
Total assets	$3,010,143	$3,029,005

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Debt, net of unamortized deferred financing costs	$942,715	$918,086
Operating lease obligations	6,811	7,348
Accounts payable and accrued expenses	52,541	63,146
Dividends and distributions payable	21,305	22,975
Other liabilities	82,472	72,832
Total liabilities	1,105,844	1,084,387
Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
Series G Cumulative Redeemable Preferred Stock, 2,650,000 shares issued and outstanding at both March 31, 2026 and December 31, 2025, stated at liquidation preference of $25.00 per share	66,250	66,250
6.125% Series H Cumulative Redeemable Preferred Stock, 4,303,141 shares issued and outstanding at March 31, 2026 and 4,545,903 shares issued and outstanding at December 31, 2025, stated at liquidation preference of $25.00 per share	107,579	113,648
5.70% Series I Cumulative Redeemable Preferred Stock, 3,868,640 shares issued and outstanding at March 31, 2026 and 3,990,973 shares issued and outstanding at December 31, 2025, stated at liquidation preference of $25.00 per share	96,716	99,774
Common stock, $0.01 par value, 500,000,000 shares authorized, 186,967,315 shares issued and outstanding at March 31, 2026 and 189,709,516 shares issued and outstanding at December 31, 2025	1,870	1,897
Additional paid in capital	2,268,217	2,298,398
Distributions in excess of retained earnings	(636,333)	(635,349)
Total stockholders’ equity	1,904,299	1,944,618

Total liabilities and stockholders' equity	$3,010,143	$3,029,005

Sunstone Hotel Investors, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Quarter Ended March 31,
	2026	2025

	(unaudited)
Revenues
Room	$161,047	$144,921
Food and beverage	74,287	67,128
Other operating	24,375	22,016
Total revenues	259,709	234,065
Operating expenses
Room	41,998	39,110
Food and beverage	51,272	48,821
Other operating	6,724	5,860
Advertising and promotion	13,692	13,116
Repairs and maintenance	11,654	9,685
Utilities	7,137	6,741
Franchise costs	4,585	4,459
Property tax, ground lease and insurance	20,454	18,897
Other property-level expenses	32,758	29,725
Corporate overhead	6,835	8,905
Depreciation and amortization	34,177	32,275
Total operating expenses	231,286	217,594
Interest and other income	1,533	1,564
Interest expense	(11,277)	(12,682)
Income before income taxes	18,679	5,353
Income tax provision, net	(122)	(98)
Net income	18,557	5,255
Preferred stock dividends, net of gain on repurchases	(2,602)	(3,931)
Net income attributable to common stockholders	$15,955	$1,324

Basic and diluted per share amounts:
Basic and diluted net income attributable to common stockholders per common share	$0.08	$0.01

Basic weighted average common shares outstanding	188,361	200,410
Diluted weighted average common shares outstanding	188,668	201,444

Distributions declared per common share	$0.09	$0.09

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

	Quarter Ended March 31,
	2026	2025

Net income	$18,557	$5,255
Depreciation and amortization	34,177	32,275
Interest expense	11,277	12,682
Income tax provision, net	122	98
EBITDAre	64,133	50,310

Amortization of deferred stock compensation	1,889	2,064
Amortization of right-of-use assets and obligations	(217)	(141)
Loss (gain) on property damage, net	1,930	(99)
Pre-opening costs	—	3,253
Management transition costs	—	1,869
Adjustments to EBITDAre, net	3,602	6,946

Adjusted EBITDAre	$67,735	$57,256

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share data)

Reconciliation of Net Income to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Quarter Ended March 31,
	2026	2025

Net income	$18,557	$5,255
Preferred stock dividends, net of gain on repurchases	(2,602)	(3,931)
Real estate depreciation and amortization	33,832	31,918
FFO attributable to common stockholders	49,787	33,242

Amortization of deferred stock compensation	1,889	2,064
Real estate amortization of right-of-use assets and obligations	(186)	(126)
Amortization of contract intangibles, net	315	315
Noncash interest on derivatives, net	(2,121)	982
Loss (gain) on property damage, net	1,930	(99)
Pre-opening costs	—	3,253
Management transition costs	—	1,869
Gain on preferred stock repurchases, net	(1,500)	—
Adjustments to FFO attributable to common stockholders, net	327	8,258

Adjusted FFO attributable to common stockholders	$50,114	$41,500

FFO attributable to common stockholders per diluted share	$0.26	$0.16

Adjusted FFO attributable to common stockholders per diluted share	$0.27	$0.21

Basic weighted average shares outstanding	188,361	200,410
Shares associated with unvested restricted stock awards	428	1,214
Diluted weighted average shares outstanding	188,789	201,624

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Full Year 2026

(Unaudited and in thousands, except for per share amounts)

Reconciliation of Net Income to Adjusted EBITDAre

	Year Ended
	December 31, 2026
	Low	High

Net income	$34,000	$48,000
Depreciation and amortization	137,000	137,000
Interest expense	52,500	52,500
Income tax provision, net	500	500
Amortization of deferred stock compensation	10,000	10,000
Pre-opening costs	2,000	2,000
Loss on property damage, net	2,000	2,000
Adjusted EBITDAre	$238,000	$252,000

Reconciliation of Net Income to Adjusted FFO Attributable to Common Stockholders

	Year Ended
	December 31, 2026
	Low	High

Net income	$34,000	$48,000
Preferred stock dividends, net of gain on repurchases	(13,500)	(13,500)
Net income attributable to common stockholders	20,500	34,500

Real estate depreciation and amortization	136,000	136,000
Amortization of deferred stock compensation	10,000	10,000
Pre-opening costs	2,000	2,000
Loss on property damage, net	2,000	2,000
Amortization of intangibles, net	500	500
Noncash interest on derivatives, net	(2,000)	(2,000)
Gain on preferred stock repurchases, net	(3,000)	(3,000)
Adjusted FFO attributable to common stockholders	$166,000	$180,000

Net income attributable to common stockholders per diluted share	$0.11	$0.18

Adjusted FFO attributable to common stockholders per diluted share	$0.88	$0.96

Diluted weighted average shares outstanding	188,000	188,000

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Hotel Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Quarter Ended March 31,
	2026	2025

Total Portfolio Hotel Adjusted EBITDAre Margin	27.7%	25.5%
Hotel Adjusted EBITDAre Margin, excluding Andaz Miami Beach	27.1%	25.7%

Actual revenues	$259,709	$234,065
Sold hotel revenues (1)	—	(5,085)
Total Portfolio Hotel Revenues	259,709	228,980
Andaz Miami Beach revenues (2)	(18,704)	(132)
Hotel Revenues, excluding Andaz Miami Beach	$241,005	$228,848

Net income	$18,557	$5,255
Non-hotel operating expenses, net (3)	10	(295)
Property-level adjustments (4)	2,372	3,416
Corporate overhead	6,835	8,905
Depreciation and amortization	34,177	32,275
Interest and other income	(1,533)	(1,564)
Interest expense	11,277	12,682
Income tax provision, net	122	98
Actual Hotel Adjusted EBITDAre	71,817	60,772
Sold hotel Adjusted EBITDAre (1)	—	(2,372)
Total Portfolio Hotel Adjusted EBITDAre	71,817	58,400
Andaz Miami Beach Adjusted EBITDAre (2)	(6,498)	475
Hotel Adjusted EBITDAre, excluding Andaz Miami Beach	$65,319	$58,875

(1)	Sold hotel revenues and Adjusted EBITDAre includes results for the Hilton New Orleans St. Charles, sold by the Company in June 2025.
(2)	Andaz Miami Beach was undergoing a transformational renovation during the first quarter of 2025, and results are not comparable to the prior period.
(3)	Non-hotel operating expenses, net include the amortization of hotel real estate-related right-of-use assets and obligations, corporate-level current year property taxes and insurance, as well as any prior year property taxes assessed on sold hotels, net of any refunds received.
(4)	Property-level adjustments include non-operational and nonrecurring items. Adjustments primarily include severe weather-related restoration expenses during the first quarter of 2026 and pre-opening costs at Andaz Miami Beach during the first quarter of 2025.